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                                                                    Exhibit 99.1

                                [MSC LETTERHEAD]

                             Text of Press Release

Material Sciences Corporation Executives Explain Vision, Growth Strategies, Financial Goals Wednesday October 2, 8:01 am ET

ELK GROVE VILLAGE, Ill., Oct. 2 /PRNewswire-FirstCall/ -- Material Sciences Corporation (NYSE: MSC - News) executives will share the company's overall plan for growth in support of its vision -- to be a leading provider of material-based solutions in three major applications areas -- at an investor meeting today.

Financial Targets

Jim Waclawik, vice president and chief financial officer, will tie the following financial goals to MSC's vision:

     --   Average 15 percent annual increases in sales from internal growth.
     -- Improve the mix of higher margin electronic and acoustical/thermal products to more than 50 percent of consolidated revenue from 28 percent at the end of fiscal 2002.
     -- Return operating margins to double-digits from the recent 4-to-8 percent range.
     --   Expand earnings an average of 15 percent each year.
     -- Improve return on capital employed to 15 percent from the recent 2-to-6 percent range.
     --   Return to positive Economic Value Added(R) (EVA).

Overall Growth Strategy

Gerry Nadig, chairman, president and chief executive officer, will discuss the company-wide strategy for reaching these goals:

     -- MSC intends to invest the strong cash flow from its slower growing coated metals operation into faster growing, more profitable markets: electronics and acoustical/thermal.
     -- All of MSC's operations will use a solutions provider approach -- working with customers to solve their materials issues -- rather than just selling products and services. As a result, MSC anticipates that it will develop material-based solutions that meet its customers' needs. The company is focusing on these areas: controlling sound, vibration and heat; providing corrosion resistance; and developing switch and sensor products using its recently licensed technology. Because its materials are specified into customers' products, MSC expects to reap the benefits of being a partner and avoid the pitfalls of being a commodity supplier.
     -- MSC's materials will offer a strong value proposition for the customer, often providing superior performance at a lower cost than other alternatives.

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Plan for Growth in Electronics Applications

There are two areas on which MSC is focusing: noise and vibration, and switches/sensors/interface solutions.

Noise and Vibration Area

MSC's sales in the noise and vibration market for electronics have grown from $2 million to $20 million in the last two years. The company is focusing on two segments: hard disk drives (HDDs), and the brackets that hold them -- most often in storage applications.

MSC's NRGDamp(TM) products reduce noise and vibration in all of Western Digital's HDDs. The company expects to interest other major manufacturers in this product's cost and performance advantages. In addition, MSC will target bracket manufacturers, which also should benefit from reducing the noise and vibration that can corrupt the data as more HDDs are packed into smaller spaces.

Market growth trends and MSC's capabilities led the company to set the goal of increasing HDD market share from 9 percent today to 40 percent by 2004, and bracket share from 1 percent to 5 percent. MSC expects to average a 16 percent compound annual growth rate (CAGR) in revenues during this period.

Switches/Sensors/Interface Solutions Area

MSC has licensed a unique technology that will help the company reach the worldwide transportation and consumer electronics markets. Field effect technology can sense the presence of a finger -- so a person would not actually have to touch a switch to activate it. The company believes this patented technology also is much more durable, reliable, faster and cost-effective than current approaches, such as mechanical or membrane switches. The field effect sensor also can be used in non-human applications -- such as proximity and displacement sensing areas -- including replacing more expensive Hall effect sensors.

The company is in the first year of a three-year business plan for this area. MSC believes that product designers and engineers in the automotive and consumer electronics markets are very interested in differentiating their products from others in the market. The company believes using field effect technology to create touchless instrument panels in cars and high definition television remote controls, for example, is something that excites them. By developing close relationships with these decision-makers, MSC plans to create pull-through demand for its technology.

This led the company to develop aggressive goals for 2006: to move from no penetration to a 2 percent share of the switch/sensor market, and average a 450% revenue CAGR.

Plan for Growth in Acoustical/Thermal Applications Market

The acoustical/thermal area should see the greatest growth in revenue dollars of any at MSC in the next four years -- more than doubling sales. The drivers are expected to be its patented

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products: Quiet Steel(R) and MagnaDamp(TM) -- the magnetic version of Quiet
Steel. These products reduce noise, vibration and harshness (NVH) more effectively than others on the market.

Quiet Steel has been used for years to reduce NVH in disc brakes, where MSC holds a 30 percent market share in original equipment (OE) and an 80 percent share in aftermarket dampers. Quiet Steel now is being used in engine parts, and is beginning to penetrate the body structure market, which has great potential.

The consumer industrial market also offers excellent growth opportunities for MagnaDamp. Home appliance manufacturers in particular are becoming interested in its performance and cost benefits. As a result, MSC has established these goals for 2005:

     -- To move from a 1 percent share of the body structure market today to 9 percent.
     --   To maintain its OE and aftermarket brake damper shares.
     -- To move from a 3 percent to an 11 percent share of the consumer industrial market.

Maintaining Leadership in Coated Metals

MSC pioneered coil coating and management believes it is a world-leader. While overcapacity in this market has kept overall growth at GDP rates, this area is expected to be a great cash generator -- which will fund the company's other higher growth areas.

The major markets for its products include automotive - which uses electrogalvanized materials for corrosion-resistant auto bodies - and coil coating for building materials and appliances. MSC's goal is to maintain leadership positions while reducing costs, which will improve margins.


Returning to Strong Performance Levels

In summary, MSC believes it has a number of advantages none of its competitors can match:

     .    A leading position in key markets;
     .    Access to revolutionary, proprietary technologies;
     .    Unique manufacturing capabilities;
     .    The ability to reach worldwide markets; and
     .    A reputation for innovation and quality.

The company has a vision to lead its decision-making, goals for measuring its financial progress, and the financial strength to reach those goals. Over the next few years, MSC believes it can meet or beat the performance levels experienced in the first half of the 1990s: a 13 percent

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revenue CAGR, a 27 percent CAGR in earnings, an average gross margin of nearly
25 percent, and a return on average capital employed of 12 percent.

About Material Sciences

Material Sciences Corporation is a leading provider of material-based solutions for industrial and consumer applications around the world. It uses its expertise in materials, which it leverages through relationships and a network of partners, to solve customer-specific problems, overcoming technical barriers and enhancing performance. MSC differentiates itself on the basis of its strong customer orientation, knowledge of materials, deep understanding of its markets, and the offer of specific value propositions that define how it will create and share economic value with its customers. The company's stock is traded on the New York Stock Exchange under the symbol MSC and is included in the Standard & Poor's SmallCap 600 Index and the Russell 2000 Index.

This news release contains forward-looking statements that are based on current expectations, forecasts and assumptions. MSC cautions the reader that the following factors could cause its actual outcomes and results to differ materially from those stated or implied in the forward-looking statements: the development of material-based solutions that meet customer needs; the risk of the successful development and introduction of new products based on the touch-sensory technology it has licensed from TouchSensor Technologies, LLC; the sale of materials into more profitable electronic and acoustical/thermal markets; a significant revenue increase from acoustical/thermal materials sold in automotive and appliance markets; competitive factors, including overcapacity in the coil coating market, and changes in the business environment, including the automotive, building and construction, and durable goods industries; facility utilization at Walbridge Coatings; expected cash generation from coated metals; and other factors, risks and uncertainties detailed from time to time in the company's filings with the Securities and Exchange Commission. MSC undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Information about Material Sciences through the Internet is available at www.matsci.com.

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